SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report:  December 9, 1996




                                ITEX CORPORATION
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             (Exact name of registrant as specified in its charter)



      NEVADA                         0-18275                    93-02292994
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(State or other                    (Commission                 (I.R.S. Employer
  jurisdiction                      File Numbe               Identification No.)
 of incorporation)



10300 S.W. Greenburg Road, Suite 370   Portland, Oregon               97223
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code   (503) 244-4673






             (Former name or address, if changed since last report.)







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ITEM 5.  Other Events

         ITEX Corporation, a Nevada corporation (the "Company"), operates on a July 31 fiscal year end. In addition, based upon its accounting practices in connection with the operation of the ITEX Retail Trade Exchange, the Company operates on four week accounting cycles rather than monthly cycles. For this reason, the Company operates for three twelve week fiscal quarters and one 16 week fiscal quarter.

         In past years, the Company has elected to make its final fiscal quarter the sixteen week quarter. In order to better space the reporting of financial information to the public, the Company has elected to treat its first fiscal quarter as a sixteen week quarter and its second, third and fourth fiscal quarters as twelve week quarters.

         Thus, for the fiscal year August 1, 1996 through July 31, 1997, the first fiscal quarter ended November 20, 1996 rather than October 23, 1996. Under the new quarter designations, the second fiscal quarter will end February 12, 1997 and the third fiscal quarter will end May 7, 1997.


                                   Signatures

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated this 9th day of December, 1996



                                ITEX Corporation



                                By: /s/ Graham H. Norris, Sr
                                   -------------------------
                                   Graham H. Norris, Sr.
                                   Title:  President and Chief Executive Officer




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